Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Xencor, Inc.

Monrovia, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 11, 2013, relating to the financial statements of Xencor, Inc., which is contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
Los Angeles, California

October 10, 2013